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                                                                    EXHIBIT 10.4

                                   ICNT, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 16, 1999, by and among ICNT, Inc., a California corporation (the "Company"), and each of the undersigned purchasers of Series A Preferred Stock of the Company (each, a "Purchaser," and collectively, the "Purchasers") listed on the Schedule of Purchasers attached hereto as Exhibit A.

        In consideration for and of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Authorization and Sale of the Shares.

              1.1 Authorization; Amended and Restated Articles of Incorporation. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to thirteen million three hundred thirty-three thousand three hundred thirty-four (13,333,334) shares of its Series A Preferred Stock (the "Series A Preferred Shares"), having the rights, preferences, privileges and restrictions as set forth in the form of Amended and Restated Articles of Incorporation of the Company (the "Restated Articles") attached hereto as Exhibit B.

              1.2 Issuance and Sale. Subject to the terms and conditions set forth in this Agreement, each Purchaser agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, severally and not jointly, at the Closing the respective number of Series A Preferred Shares set forth opposite each Purchaser's name on Exhibit A hereto at a purchase price of Seventy-Five Cents ($.75) per share. The Series A Preferred Shares will have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

        2. Closing; Delivery.

              2.1 Closing. The closing of the purchase and sale of the Series A Preferred Shares hereunder (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, A Professional Corporation, counsel to the Company ("WSGR"), 650 Page Mill Road, Palo Alto, California at 3:00 p.m. on July 16, 1999 or at such other date, time and place as the Company and the Purchasers participating in such closing mutually agree upon, orally or in writing. The date of the closing of the transactions contemplated in this Agreement is sometimes also referred to herein as the "Closing Date."

              2.2 Delivery. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company will deliver to each Purchaser a stock certificate representing the number of Series A Preferred Shares set forth beside such Purchaser's name on Exhibit A hereto, against delivery by each Purchaser of payment of the purchase price therefor by check or wire transfer payable to the Company, by cancellation of outstanding indebtedness of the Company to such Purchaser, or a combination thereof in the amount specified opposite such Purchaser's name on Exhibit A hereto. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall


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surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Purchaser choosing to pay any part of the purchase price of the Series A Preferred Shares by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing Date.

        3. Representations and Warranties of the Company. Except as set forth on Exhibit C attached hereto, the Company hereby represents and warrants to each Purchaser as follows:

              3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is in good standing and qualified to do business as a foreign corporation in California and in every other jurisdiction where the failure to so qualify would have a material adverse impact on the Company's business, properties, financial condition or results of operations. The Company has furnished to special counsel to the Purchasers true and complete copies of its Articles of Incorporation and Bylaws, each as amended to date and presently in effect.

              3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to enter into this Agreement, the Investors Rights Agreement and the Shareholders Agreement, and to sell the Series A Preferred Shares hereunder and to carry out and perform its obligations under the terms of this Agreement, the Investors Rights Agreement and the Shareholders Agreement.

              3.3 Subsidiaries. The Company does not control, directly or indirectly, or have an interest in, any other corporation, association or business entity.

              3.4 Capitalization. The authorized capital stock of the Company consists, or will consist immediately prior to the Closing of 50,000,000 shares of Common Stock and 26,666,668 shares of Preferred Stock of which 13,333,334 have been designated Series A Preferred Stock and 13,333,334 have been designated Series B Preferred Stock. The Series A Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Restated Articles. Immediately prior to the Closing, there are 12,465,057 shares of Common Stock issued and outstanding and no shares of Series A Preferred Stock or Series B Preferred Stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in this Agreement, the Investors Rights Agreement or the Shareholders Agreement, there are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except that a sufficient number of shares of Common Stock have been duly and validly reserved for issuance upon conversion of the Series A Preferred Shares (the "Conversion Shares").



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              3.5 Authorization.

                     (a) All corporate actions on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, sale and issuance of the Series A Preferred Shares pursuant hereto, (ii) the authorization and issuance of the Conversion Shares, and (iii) the authorization, execution, delivery and performance by the Company of this Agreement, the Investors Rights Agreement and the Shareholders Agreement, have been taken or will be taken prior to the Closing hereunder. This Agreement, the Investors Rights Agreement and the Shareholders Agreement, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against it in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                     (b) The Series A Preferred Shares and the Conversion Shares, when issued in compliance with the provisions of this Agreement and the Restated Articles, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Series A Preferred Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein or in the Investors Rights Agreement or Shareholders Agreement or otherwise required by such laws at the time a transfer is proposed.

              3.6 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to all its properties and assets and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. The Company is not in default of any provision of any leases pursuant to which it holds its leasehold estates. Except as set forth in this Agreement, the Company does not use any properties or assets in the conduct of its business that it does not own or lease.

              3.7 Material Contracts. Exhibit C sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound, including without limitation (a) each agreement which requires future expenditures by the Company in excess of $25,000 or which might result in payments to the Company in excess of $25,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Company's intellectual property rights. The Company has delivered



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to special counsel to the Purchasers copies of such of the foregoing agreements as such counsel has requested. All of such agreements and contracts are valid, binding and in full force and effect with respect to the Company. The Company is not in breach or default of any provision or term of any such agreement or commitment and, to the Company's knowledge, no other party to any such agreements or commitments is in breach or default thereof. The Company is not bound by any agreement or commitment that places any restriction on the ability of the Company to conduct its business as presently conducted or as proposed to be conducted.

              3.8 Patents, Trademarks, etc. The Company owns, or has the right to use, all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights necessary to its business as now conducted without conflicting with or infringing upon the right or claimed right of any person under or with respect to any of the foregoing. There are no outstanding options, licenses or agreements of any kind relating to the Company's intellectual property rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently conducted or proposed to be conducted, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any violation by a third party of any of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee's duties to the Company or that would conflict with the Company's business as now conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business, will, to the Company's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company is not utilizing and it will not be necessary for the Company to utilize any inventions of any of its employees made prior to their employment by the Company, except for inventions that have been assigned to the Company.

              3.9 Compliance with Other Instruments. The Company is not in violation or default in any respect of any term of the Restated Articles or its bylaws, as amended, or any judgment, decree or order by which the Company is bound or to which its properties are subject or, to its knowledge, any statute, rule, or regulation applicable to the Company which would materially and adversely affect the business, properties, financial condition and results of operations of the Company. The execution, delivery and performance of and compliance with this Agreement, the Investors Rights Agreement and the Shareholders Agreement and the transactions contemplated herein and therein will not result in (a) any such violation and will not be in conflict with or constitute a material default under any of the foregoing, (b) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any of the foregoing, or (c) the suspension, revocation,



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impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business, properties, financial condition or results of operations.

              3.10 Employees and Consultants. To the Company's knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or to serve as a consultant because of the nature of the business conducted or to be conducted by the Company or for any other reason, and the continued employment or use by the Company of its present employees and consultants will not result in any such violations. The Company has no deferred compensation, pension, profit sharing, bonus, insurance, severance or any other similar employee benefit plan or obligation or any employment or severance agreement covering any of its officers or employees. There are no asserted controversies or labor disputes or union organization activities pending or, to the knowledge of the Company, threatened, between it and its employees. Each former and current employee and consultant of the Company has executed an employee inventions and proprietary rights assignment and confidentiality agreement with the Company, a copy of which has been made available to the Purchasers or their special counsel. To the Company's knowledge, no employee or consultant is in violation of any such agreement. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

              3.11 Litigation, etc. There is no action, suit, proceeding or investigation pending or threatened in writing and delivered to the Company, against the Company, which, either in any single case or in the aggregate, would result in any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement, the Investors Rights Agreement or the Shareholders Agreement, or any action taken or to be taken in connection herewith or therewith, nor, to the Company's knowledge, any basis therefor. The Company is not a party or subject to any writ, order, decree or judgment, and there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

              3.12 Registration Rights. Except as set forth in the Investors Rights Agreement, the Company is not under any obligation to register any presently outstanding securities, or any securities which may hereafter be issued, under the Securities Act of 1933, as amended (the "Securities Act").

              3.13 Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Investors Rights Agreement or the Shareholders Agreement, the offer, sale or issuance of the Series A Preferred Shares or the Conversion Shares, or the consummation of any other transaction contemplated herein or therein, except the filing of the Restated Articles with the California Secretary of State and,



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if required, qualifications or filings under the Securities Act, the California
Corporate Securities Law of 1968, as amended (the "California Law"), and other applicable state securities laws, which qualifications or filings, if required, will be obtained or made and will be effective within the time periods required by law.

              3.14 Disclosure. No statement by the Company contained in (i) this Agreement, including the exhibits and schedules attached hereto, (ii) the Investors Rights Agreement, (iii) the Shareholders Agreement and (iv) the projections of the Company dated June 2, 1999 previously delivered to the Purchasers, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

              3.15 Taxes. The amount shown on the Balance Sheet (as defined in Section 3.17 hereof) as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the Company's knowledge, threatened. Neither the Company nor, to the Company's knowledge, any of its shareholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations. Since the Balance Sheet Date (as defined in Section 3.17), the Company has made adequate provisions on its books and accounts for all taxes, assessments and governmental charges with respect to its business and operation for such subsequent period. The Company has withheld or collected from each payment made to its employees all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

              3.16 Transactions with Principals. No employee, shareholder, officer or director of the Company or any member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Stock Option Plan and approved by the Board of Directors). No officer or director, and, to the Company's knowledge, no other person is, directly or indirectly, interested in any contract with the Company. No officer or director, or, to the Company's knowledge, no employee or shareholder of the Company or any member of any officer's, director's, employee's or stockholder's immediate family, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except that



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employees, shareholders, officers and directors of the Company may own stock in publicly traded companies that compete with the Company.

              3.17 Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of (i) the unaudited consolidated balance sheet and statements of income, retained earnings and cash flows of the Company for the fiscal year ended December 31, 1998 (the "Year End Financials") and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at May 31, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the five months ended May 31, 1999 (the "Interim Financial Statements" and together with the Year End Financials, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, except that notes do not accompany unaudited Financial Statements. The Financial Statements present fairly and accurately in all material respects the financial condition and results of operations of the Company, as at the dates and for the periods indicated, subject in the case of the Interim Financial Statements, to normal year-end adjustments and except that the Interim Financial Statements may not contain footnotes. Since December 31, 1998, there has been no change in any accounting policies, principles, methods or practices. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than liabilities, and obligations under contracts and commitments, incurred in the ordinary course of business that are not required under generally accepted accounting principles to be reflected in the Financial Statements and which, in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. All of the assets of the Company included on the Balance Sheet are productively used in the conduct of the Company's business. The Company has not capitalized any of its research and development expenses.

              3.18 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, and, to the knowledge of the Company, the Company can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any of such franchises, permits, licenses or similar authority held by the Company.

              3.19 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Series A Preferred Shares and the Conversion Shares will be exempt from the registration requirements of Section 5 of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

              3.20 Minute Books. The minute books of the Company have been made available for inspection to counsel for the Purchasers and contain a summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes



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accurately in all material respects.

              3.21 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

              3.22 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              3.23 Environmental and Safety Laws. To the Company's knowledge, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

              3.24 Guarantees. The Company is not a guarantor or indemnitor of any indebtedness of any other person.

              3.25 Changes. Since the Balance Sheet Date, there has not been:

                     (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except for changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the Company;

                     (b) any damage, destruction, or loss of tangible assets, whether or not covered by insurance, that materially and adversely affects the assets, properties, financial condition, operating results, prospects, or business of the Company as currently conducted;

                     (c) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

                     (d) any waiver by the Company of a valuable right or of a material debt owed to it;

                     (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes in the ordinary course of business which have not been materially adverse to the Company;

                     (f) any change in any compensation arrangement or agreement with any employee of the Company;

                     (g) any transfer of any patent, trademark, copyright, trade secret or other



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intangible asset of the Company except in the ordinary course of business;

                     (h) any resignation or termination of employment of any key officer of the Company;

                     (i) receipt by the Company of written notice that there has been a loss of, or order cancellation by, any major customer of the Company;

                     (j) any encumbrance of any material asset of the Company except liens for taxes not yet due or payable;

                     (k) any loan or guarantee made by the Company to or for the benefit of an employee, officer, director, or member of the family of an employee, officer, or director, other than travel or other advances made in the ordinary course of business;

                     (l) any declaration, setting aside, or distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                     (m) any other event or condition directly and specifically affecting the Company of any character that the Company believes could adversely affect the assets, properties, financial condition, operating results, business or prospects of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                     (n) any agreement or commitment by the Company or to do any of the things described in this Section 3.26.

              3.27 No Other Agreements Relating to Voting or Transfer. Except as contemplated by the Restated Articles, the Founder's Stock Agreement, the Shareholders Agreement and in the Stock Plan, there are no agreements or understandings involving the Company, any of its directors, or to the Company's knowledge any shareholder of the Company, that (a) concerns voting the securities of the Company or (b) restricts the transfer of securities of the Company (except for restrictions intended to comply with applicable securities laws).

              3.28 List of Shareholders and Optionees. Attached hereto as Exhibit F is a true and complete list of all owners, of record and to the Company's knowledge beneficially, of the Company's securities and holders of rights to acquire the Company's securities (including capital stock options to purchase capital stock of the Company and warrants to purchase capital stock of the Company) indicating the name of each holder, the number, class, and type and series of securities held by each holder and any rights the Company has to repurchase such securities.

              3.29 Section 83(b) Elections. All elections notices permitted by
Section 83(b) of the Internal Revenue Code have been timely filed by all employees who have purchased shares of



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the Company's Common Stock under agreements that provide for the vesting of such shares.

              3.30 Qualified Small Business Stock. As of the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and
(iii) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between the date the Company was incorporated and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

        4. Representations and Warranties of Purchasers and Restrictions on Transfer Imposed by the Securities Act and California Law.

              4.1 Representations and Warranties by Each Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

                     (a) The Series A Preferred Shares and the Conversion Shares issuable upon conversion thereof are being acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the California Law.

                     (b) The Purchaser understands that the Series A Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Series A Preferred Shares or the Conversion Shares, that the Series A Preferred Shares and the Conversion Shares must be held by the Purchaser indefinitely, and that the Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The Purchaser further understands that the Series A Preferred Shares and the Conversion Shares have not been qualified under the California Law by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to
Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent expressed above.

                     (c) During the negotiation of the transactions contemplated herein, the Purchaser and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order



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to evaluate the merits and risks of the prospective investments contemplated herein. The foregoing does not limit or modify the representations or warranties of the Company in Section 3 hereof or the rights of the Purchaser to rely thereon.

                     (d) The Purchaser and its representatives have been solely responsible for the Purchaser's own "due diligence" investigation of the Company and the Company's management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Purchaser has acted solely in its own interest, and none of the Purchasers (or any of their agents or employees) has acted as an agent of the Company or any other Purchaser. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Series A Preferred Shares pursuant to the terms of this Agreement and of protecting Purchaser's interests in connection therewith.

                     (e) The Purchaser has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement, the Investors Rights Agreement and the Shareholders Agreement, and this Agreement, Investors Rights Agreement and the Shareholders Agreement constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                     (f) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, the Investors Rights Agreement or the Shareholders Agreement.

                     (g) Purchaser is an "accredited investor" as defined in Rule 501 pursuant to the Securities Act.

              4.2 Legend. Each certificate representing the Series A Preferred Shares or the Conversion Shares may be endorsed with the following legends:

                     (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER,

        ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

The Company need not register a transfer of any Series A Preferred Shares or Conversion Shares, and may also instruct its transfer agent not to register the transfer of the Series A Preferred Shares or Conversion Shares, unless the conditions specified in the foregoing legends are satisfied.

        4.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Series A Preferred Shares or Conversion Shares shall be removed, and the Company shall issue a certificate without such legend to the holder thereof if (i) such Series A Preferred Shares or Conversion Shares are registered under the Securities Act and a prospectus meeting the requirements of
Section 10 of the Securities Act is available, (ii) such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or
(iii) such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Series A Preferred Shares or Conversion Shares may be made without registration. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to an affiliate or to the Purchaser's family members or trust for the benefit of an individual Purchaser and his or her family members; provided, however, that in any such instance the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Purchaser hereunder. For the purposes of this Section 2, an "affiliate" shall mean any officer, director, partner (including the principals of any general partner) or shareholder of a Purchaser or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Purchaser.

        4.4 Tax Consequences. Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Conditions to Closing.

              5.1 Conditions to Obligations of the Purchasers. The obligation of each Purchaser to purchase Series A Preferred Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchasers participating in that Closing pursuant to the terms of subsection 6.1 hereof:

                     (a) Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in
Section 3 above shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date; the Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                     (b) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement, the Investors Rights Agreement and the Shareholders Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated in this Agreement, the Investors Rights Agreement and the Shareholders Agreement.

                     (c) Legal Investment. At the time of the Closing, the purchase of the Series A Preferred Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                     (d) Opinion of Company's Counsel. The Purchasers shall have received from Freshman, Marantz, Orlanski, Cooper & Klein and Paul Kosacz, counsel for the Company, an opinion, dated the Closing Date, in form and content reasonably satisfactory to Purchasers and their special counsel.

                     (e) Restated Articles. The Restated Articles shall have been filed with the California Secretary of State.

                     (f) Shareholders Agreement. The Company, the Founder (as defined in this Agreement) and each Purchaser shall have executed and delivered the Shareholders Agreement in the form attached hereto as Exhibit D (the "Shareholders Agreement").

                     (g) Investors Rights Agreement. The Company and each Purchaser shall have executed and delivered the Investors Rights Agreement in the form attached hereto as Exhibit E.

                     (h) Restricted Stock Purchase Agreement. The Company and the Founder shall have executed and delivered the Restricted Stock Purchase Agreement in the form attached hereto as Exhibit F.

                     (i) Board of Directors. Effective as of the Closing Date, the authorized number of directors shall be five and the Board of Directors shall consist of Lester Young, Cliff Young, Steve Foster, Matt Mochary and the Chief Executive Officer to be subsequently hired by the Company.

                     (j) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) of this subsection 5.1.

              5.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Series A Preferred Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                     (a) Accuracy of Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

                     (b) Incorporation of Conditions. The conditions set forth in subsections (b), (c) and (e) of subsection 5.1 above shall have been fulfilled.

        6. Miscellaneous.

              6.1 Indemnification. The Company will indemnify and defend each Purchaser and each of its officers, directors and partners, and each person controlling such Purchaser, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of any breach by the Company of this Agreement, the Investors Rights Agreement or the Shareholders Agreement; provided, however, that the indemnity agreement contained in this subsection 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

              6.2 Waivers and Amendments. With the written consent of the Company and the record or beneficial holders of at least sixty percent (60%) of the Series A Preferred Shares issued pursuant to this Agreement (including any Conversion Shares), shares issued in exchange for the Series A Preferred Shares or Conversion Shares and as adjusted for stock dividends, stock splits, recapitalization and the like), the obligations of the Company and the rights of the holders of the Series A Preferred Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and, either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of the Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Series A Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Series A Preferred Shares; and provided further, however, that if such supplementary agreement increases the rights of the Series A Preferred Shares, the consent of the Company shall mean the approval of the Company's Board of Directors including Cliff Young. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Series A Preferred Shares who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 6.2.

              6.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

              6.4 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

              6.5 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated herein for a period of three (3) years.

              6.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company may not assign this Agreement.

              6.7 Entire Agreement. This Agreement, the exhibits to this Agreement, the Investors Rights Agreement and the Shareholders Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              6.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, at the address or facsimile number of the Purchaser set forth below such party's name on Exhibit A hereto, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 3250 Wilshire Blvd., Suite 2008, Los Angeles, CA 90010, facsimile: (213) 385-6182, or at such other address or number as the Company shall have furnished to the Purchasers in writing. All notices shall be effective upon (i) delivery if sent by facsimile (with a confirming receipt); (ii) delivery if delivered in person or sent by overnight courier service or (iii) three (3) days after deposit in the U.S. mail, registered or certified, with postage prepaid and properly addressed according to this Section 6.8.

              6.9 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              6.10 Finder's Fees.

                     (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                     (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

              6.11 Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Company will pay the legal fees and expenses of one special counsel for the Purchasers and other third party expenses up to a maximum of $30,000.

              6.12 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              6.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on a Purchaser's part of any breach or default under this Agreement, or any waiver on a Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

                      [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

                                       "COMPANY"

                                       ICNT, INC.,
                                       a California corporation

                                       By:  /s/ CLIFF YOUNG
                                            ------------------------------------
                                            Cliff Young, President

                     PURCHASER'S COUNTERPART SIGNATURE PAGE
                                   ICNT, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


Crosspoint Venture Partners 1999

By /s/ ROBERT HOFF
   -----------------------------------
      Robert Hoff, General Partner


Spectrum Equity Investors III, L.P.
   By: Spectrum Equity Associates III, L.P.
   Its General Partner

   By: /s/ MATTHEW N. MOCHARY
      -----------------------------------
        Matthew N. Mochary
        Its Duly Authorized Signatory

SEI II Entrepreneurs' Fund, L.P.
   By:  SEI III Entrepreneurs' LLC
   Its General Partner

   By: /s/ MATTHEW N. MOCHARY
      -----------------------------------
        Matthew N. Mochary
        Its Duly Authorized Signatory

Spectrum III Investment Managers' Fund, L.P.


By:   /s/ MATTHEW N. MOCHARY
      -----------------------------------
        Matthew N. Mochary
        Its Duly Authorized Signatory

                     PURCHASER'S COUNTERPART SIGNATURE PAGE
                                   ICNT, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


/s/ DAVID CHUNG
-------------------------------------
David Chung

/s/ NOEL RAHN
--------------------------------------
Noel Rahn

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                    Number of
                                                     Series A                Aggregate
     Name and Address of Purchaser               Preferred Shares         Purchase Price
     -----------------------------------         ----------------         --------------
     CROSSPOINT VENTURE PARTNERS 1999                  6,666,667          $ 5,000,000.25
     2925 Woodside Road
     Woodside, CA 94062

     SPECTRUM EQUITY INVESTORS III, L.P.               6,208,000          $ 4,656,000.00
     245 Lytton Avenue, Suite 175
     Palo Alto, CA 94301

     SEI II ENTREPRENEURS' FUND, L.P.                    194,000          $   145,500.00
     245 Lytton Avenue, Suite 175
     Palo Alto, CA 94301

     SPECTRUM III INVESTMENT MANAGERS'                    64,667          $    48,500.25
     FUND, L.P.
     245 Lytton Avenue, Suite 175
     Palo Alto, CA 94301

     DAVID CHUNG                                          75,000          $    56,250.00

     NOEL RAHN                                           100,000          $    75,000.00
     3355 US Bank Place
     601 Second Avenue South
     Minneapolis, MN 55402
     Patrick Healy                                        25,000          $    18,750.00
     Hellman & Freedman
     1 Maritime Plaza, 12th Floor
     San Francisco, CA 94111

                                                      13,333,334          $10,000,000.50
                                                   -------------          ==============

                                    EXHIBIT B

                                   ICNT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT C

                                   ICNT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT D

                                   ICNT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                         FORM OF SHAREHOLDERS AGREEMENT

                                    EXHIBIT E

                                   ICNT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                       FORM OF INVESTORS RIGHTS AGREEMENT

                                    EXHIBIT F

                                   ICNT, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                   FORM OF RESTRICTED STOCK PURCHASE AGREEMENT